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Exhibit 1

ANTHEM, INC.

[Title of Securities]

Underwriting Agreement

        July    , 2002

Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.,
Banc of America Securities LLC,
Fleet Securities, Inc.,
First Union Securities, Inc.,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

        Anthem, Inc., an Indiana corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $.......... principal amount of the Notes specified above (the "Securities"), as described in and on the terms set forth in Schedule II hereto.

        1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a)  A registration statement on Form S-1 (File No. 333-90478) and amendments thereto filed on or before the date hereof (collectively, the "Initial Registration Statement") in respect of the Securities have been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement, any post-effective amendment thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto but excluding Form T-1 and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

          (b)  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

          (c)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

          (d)  Neither the Company nor Anthem Insurance Companies, Inc., an Indiana stock insurance company ("Anthem Insurance") nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any (i) material addition, or development involving a prospective material addition, to the Company's or Anthem Insurance's, or any of their respective subsidiaries' liability for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) material decrease in the surplus of the Company's Insurance or Healthcare Subsidiaries (as defined below) or the surplus of Anthem Insurance's Insurance or Healthcare Subsidiaries or material change in the capital stock or other ownership interest of the Company, Anthem Insurance or any of their respective subsidiaries or any material increase in the long-term debt of the Company, Anthem Insurance and their respective subsidiaries, considered as a whole; or (iii) material adverse change, or development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, reserves, surplus, equity or results of operations (in each case considered either on a statutory accounting or U.S. generally accepted accounting principles ("GAAP") basis, as applicable) of the Company, Anthem Insurance and their respective subsidiaries considered as a whole ("Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus;

          (e)  Each of the Company, Anthem Insurance and their respective Material Subsidiaries (as hereinafter defined) has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Anthem Insurance or any of their respective Material Subsidiaries, and any real property and buildings held under lease by the Company, Anthem Insurance or any of their respective Material Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, Anthem Insurance or any of their respective Material Subsidiaries (for purposes of this Agreement, "Material Subsidiary" means, at any time, (i) each of Anthem Midwest, Inc., Anthem East, Inc. and Anthem West, Inc., and (ii) any subsidiary which, together with its subsidiaries, has either assets, revenues from operations or income from continuing operations that exceed 5% of the combined assets, combined revenues from operations or combined income from continuing operations of the Company and Anthem Insurance and their subsidiaries taken as a whole);

          (f)    The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; Anthem Insurance has been duly incorporated and is validly existing as a stock insurance company under the laws of the State of Indiana, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each of the Company and Anthem Insurance has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction; and each of their respective Material Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or partnership, as applicable, and, to the extent such concept is applicable, is in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each of their respective Material Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or partnership, as applicable, for the transaction of business and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and good standing, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction;

          (g)  The Company has an authorized capitalization as set forth and described in the Prospectus, and all of the issued shares of capital stock of each of the Company, Anthem Insurance and their respective Material Subsidiaries have been duly authorized and issued and are fully paid and non-assessable and (except as described in the Prospectus and except for directors' qualifying shares) all of the shares of capital stock of Anthem Insurance and the Material Subsidiaries are owned directly or indirectly by the Company or Anthem Insurance, as applicable, free and clear of all liens, encumbrances, equities or claims;

          (h)  The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized; when the Securities are issued and delivered against payment therefor as provided herein, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of................, 2002 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

          (i)    Each of Anthem Insurance and each of its and the Company's respective subsidiaries that is required to be organized or licensed as an insurance, healthcare, HMO or health care management company or holding company in respect thereof in its jurisdiction of incorporation (an "Insurance or Healthcare Subsidiary") is duly organized and licensed as such in its respective jurisdiction of incorporation and is duly licensed or authorized as such in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, except where the failure to be so licensed or authorized could not reasonably be expected to have a Material Adverse Effect; except as otherwise described in the Prospectus, each of Anthem Insurance and each Insurance or Healthcare Subsidiary has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the "Approvals") of and from all insurance or healthcare related regulatory authorities and from the Blue Cross Blue Shield Association ("BCBSA") to conduct its business, except where the failure to have such Approvals could not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; each of Anthem Insurance and each Insurance or Healthcare Subsidiary is in compliance with all license agreements with BCBSA currently in effect (each a "BCBS License") that it is a party to; and, to the knowledge of the Company, no insurance or healthcare related regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance or Healthcare Subsidiary to its parent, except as described in the Prospectus;

          (j)    Each of the Company, Anthem Insurance and each of their respective subsidiaries has all necessary Approvals of and from, and has made all filings, registrations and declarations (collectively, the "Filings") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals and the BCBSA, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; each of the Company and Anthem Insurance and each of their respective subsidiaries is in compliance with all applicable laws, rules, regulations, orders, by-laws and similar requirements, including in connection with registrations or memberships in self-regulatory organizations and the BCBSA, and all such Approvals and Filings are in full force and effect, except where the failure to be so could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor Anthem Insurance nor any of their respective subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or material limitation of any such Approval or otherwise impose any material limitation on the conduct of the business of the Company, Anthem Insurance or any of their respective subsidiaries, except as described in the Prospectus;

          (k)  Each of Anthem Insurance and each Insurance or Healthcare Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance or healthcare related laws and regulations of its respective jurisdiction of incorporation and the insurance or healthcare related laws and regulations of other jurisdictions which are applicable to it, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (l)    The issuance and sale of the Securities by the Company to the Underwriters hereunder and the entry into and compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the BCBS Licenses or under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Anthem Insurance or any of their respective subsidiaries is a party or by which the Company, Anthem

  Insurance or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Anthem Insurance or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-Laws or similar organizational documents of the Company, Anthem Insurance or any of their respective subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company, Anthem Insurance or any of their respective subsidiaries or any of their properties, in each case the effect of which (other than a violation of (x) the Articles of Incorporation or By Laws or similar organizational documents of the Company, Anthem Insurance or any of their respective Material Subsidiaries or (y) the BCBS Licenses) individually or in the aggregate, would be either to affect the validity of the Securities, their issuance or to affect adversely the consummation of the transactions contemplated by this Agreement or the Indenture or to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been, prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

          (m)  Other than as described or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company, Anthem Insurance or any of their respective subsidiaries is a party or to which any property of the Company, Anthem Insurance or any of their respective subsidiaries is subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (n)  Neither the Company, Anthem Insurance nor any of their respective subsidiaries is (i) in violation of any of its Articles of Incorporation or By-Laws or other organizational instruments, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), where such default could not reasonably be expected to have a Material Adverse Effect;

          (o)  The statements set forth in the Prospectus under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Risk Factors—Our and Trigon's investment portfolios are subject to varying economic and market conditions, as well as regulation. As a Medicare fiscal intermediary, we are subject to complex regulations. If we fail to comply with these regulations, we may be exposed to criminal sanctions and significant civil penalties. We are using the Blue Cross and Blue Shield names and marks as identifiers for our products and services under licenses from the Blue Cross Blue Shield Association. The termination of these license agreements could adversely affect our business, financial condition and results of operations."; "Business of Anthem—The Blue Cross Blue Shield License", "Business of Anthem—Regulation", "Business of Anthem—Litigation", "Business of Anthem—Other Contingencies" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

    (p)    (i)    The pro forma consolidated statement of income and the pro forma consolidated balance sheet and the related notes thereto set forth in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, have been compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof were reasonable at the time made and the adjustments used therein are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made;

            (ii)  The consolidated financial statements of the Company and its subsidiaries, together with the related notes and schedules, set forth in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with GAAP at the respective dates or for the respective periods to which they apply; and such statements and related notes and schedules, if any, have been prepared in accordance with GAAP consistently applied throughout the periods involved except for any normal year-end adjustments and except as described therein;

          (q)  Neither the Company, Anthem Insurance, nor any of their respective subsidiaries is and, after giving effect to the offering and sale of the Securities, and the application of the proceeds of the sale of the Securities as described in the Prospectus, will be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder;

          (r)  Ernst & Young LLP, who have certified the consolidated financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (s)  This Agreement has been duly authorized, executed and delivered by the Company; and

          (t)    There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required by the Act and the rules and regulations of the Commission thereunder.

        2.    Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule II, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

        3.    Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

  4.    (a)    The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be the date and time set forth in Schedule II or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

          (b)  The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Baker & Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.    The Company agrees with each of the Underwriters:

          (a)  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b)  Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c)  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act or the Trust Indenture Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d)  To make generally available to security holders of the Company as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

          (e)  During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities;

          (f)    To make available to the holders of the Securities as soon as practicable after the end of the fiscal year in which the Registration Statement becomes effective and each fiscal year thereafter an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants);

          (g)  During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request; provided, that the provision of such additional information shall either not be subject to, or shall be made in reliance upon an exemption from, Regulation F-D under the Act;

          (h)  To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (i)    If the Company elects to rely upon Rule 462(b) to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

          (j)    No action has been or, prior to the completion of the distribution of the Securities, will be taken by the Company in any jurisdiction outside the United States that would permit a public offering of the Securities, or possession or distribution of the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus issued in connection with the offering of the Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required;

          (k)  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

          (l)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.

        6.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of counsel and accountants to the Company in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws and insurance securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum and legal investment surveys; (iv) all fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities certificates; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

        7.    The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b)  Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c)  Baker & Daniels, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex 7(c) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

              (i)  The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

            (ii)  Anthem Insurance has been duly incorporated and is validly existing as a stock insurance company under the laws of the State of Indiana, with corporate power and authority to own its property and conduct its business as described in the Prospectus;

            (iii)  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company and Anthem Insurance have been duly authorized and validly issued and are fully paid and non-assessable;

            (iv)  This Agreement has been duly authorized, executed and delivered by the Company;

            (v)  The issuance and sale of the Securities by the Company to the Underwriters hereunder, the entry into and compliance by the Company with all provisions of this Agreement and the consummation of the transactions herein contemplated will not result, in any violation of the provisions of (A) the Articles of Incorporation or By-Laws or similar organizational documents, as amended, of the Company or Anthem Insurance, (B) any material obligation, agreement, covenant or condition contained in any BCBS License, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company or Anthem Insurance is a party or by which the Company or Anthem Insurance is bound or to which any of the properties of the Company or Anthem Insurance is subject, or (C) any Federal statute or the laws of the State of Indiana or any rule or regulation known to such counsel of any Indiana or Federal governmental agency or body having jurisdiction over the Company or Anthem Insurance or any of their properties, except, in the case of clauses (B) and (C), as would not, individually or in the aggregate, adversely affect the validity or performance of this Agreement or have a Material Adverse Effect;

            (vi)  The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

          (vii)  The Indenture has been duly authorized, executed and delivered and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

          (viii)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

            (ix)  To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Act;

            (x)  The statements set forth in the Prospectus under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Risk Factors—Our and Trigon's investment portfolios are subject to varying economic and market conditions, as well as regulation. As a Medicare fiscal intermediary, we are subject to complex regulations. If we fail to comply with these regulations, we may be exposed to criminal sanctions and significant civil penalties. We are using the Blue Cross and Blue Shield names and marks as identifiers for our products and services under licenses from the Blue Cross Blue Shield Association. The termination of these license agreements could adversely affect our business, financial condition and results of operations."; "Business of Anthem—The Blue Cross Blue Shield License", "Business of Anthem—Regulation", "Business of Anthem—Litigation", "Business of Anthem—Other Contingencies" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

            (xi)  Neither the Company nor Anthem Insurance is or, after giving effect to the offering and sale of the Securities and the application of the proceeds from the sale of the Securities as described in the Prospectus, will be an "investment company", as such term is defined in the Investment Company Act, and the rules and regulations thereunder;

          (xii)  To such counsel's knowledge, other than as described or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company, Anthem Insurance or any of their respective subsidiaries is a party or of which any property of the Company, Anthem Insurance or any of their respective subsidiaries is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel's knowledge, and other than as described or contemplated in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

          (xiii)  The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy and completeness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (x) of this Section 7(c), such counsel shall also state that, they have no reason to believe that the Registration Statement (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

          In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the United States and the State of Indiana.

          (d)  David R. Frick, Executive Vice-President and Chief Legal and Administrative Officer of the Company, shall have furnished to you his written opinion (a draft of which is attached as Annex 7(d) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

              (i)  The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

            (ii)  Anthem Insurance has been duly incorporated and is validly existing as a stock insurance company under the laws of the State of Indiana, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

            (iii)  The Company has an authorized capitalization as described in the Prospectus, and all of the issued shares of capital stock of the Company and Anthem Insurance have been duly authorized and validly issued and are fully paid and nonassessable;

            (iv)  Each Material Subsidiary of the Company and Anthem Insurance has been duly organized and is validly existing as a corporation, partnership or limited liability company, as applicable, and is in good standing under the laws of its jurisdiction of organization; and all issued shares of capital stock or other ownership interests of each such Material Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except as described in the Prospectus and except for directors' qualifying shares) are owned directly or indirectly by the Company or Anthem Insurance, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of facts upon certificates of officers of the Company, Anthem Insurance or their respective subsidiaries; provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

            (v)  Each of the Company, Anthem Insurance and each of their respective Material Subsidiaries has been duly qualified as a foreign corporation, partnership or limited liability company, as applicable, for the transaction of business and, to the extent such concept is applicable, is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified and in good standing in any such jurisdiction;

            (vi)  Each of Anthem Insurance and each Insurance or Healthcare Subsidiary is duly organized and licensed as an insurance, healthcare, HMO or health care management company or holding company in respect thereof in its jurisdiction of incorporation, and is duly licensed or authorized as such in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus, except where the failure to be so licensed or authorized could not reasonably be expected to have a Material Adverse Effect; except as otherwise described in the Prospectus, each of Anthem Insurance and each Insurance or Healthcare Subsidiary has all other Approvals of and from all insurance or healthcare related regulatory authorities to conduct its business, except where the failure to have such Approvals could not reasonably be expected to have a Material Adverse Effect; to such counsel's knowledge, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, the revocation, termination or suspension of which would have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel's knowledge, no insurance or healthcare related regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance or Healthcare Subsidiary to its parent, except as described in the Prospectus;

          (vii)  Each of the Company, Anthem Insurance and each of their respective Material Subsidiaries has all necessary Approvals from, and has made all Filings with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; to such counsel's knowledge, all such Approvals and Filings are in full force and effect and neither the Company, Anthem Insurance nor any of their respective Material Subsidiaries has received any notice of any event, inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Approval or otherwise impose any material limitation on the conduct of the business of the Company, Anthem Insurance or any such subsidiary, except as described in the Prospectus;

          (viii)  To such counsel's knowledge, there is no legal or governmental proceeding pending or, to such counsel's knowledge and as disclosed to you, currently being threatened challenging the offering of the Securities by the Underwriters;

            (ix)  To such counsel's knowledge, other than as described or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company, Anthem Insurance or any of their respective subsidiaries is a party or of which any property of the Company, Anthem Insurance or any of their respective subsidiaries is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to such counsel's knowledge and other than as described or contemplated in the Prospectus, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (x)  This Agreement has been duly authorized, executed and delivered by the Company;

            (xi)  The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

          (xii)  The Indenture has been duly authorized, executed and delivered and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

          (xiii)  None of the Company, Anthem Insurance or any of their respective subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds of the sale of Securities as described in the Prospectus, will be an "investment company", as such term is defined in the Investment Company Act, and the rules and regulations thereunder;

          (xiv)  The issuance and sale of the Securities by the Company to the Underwriters hereunder, the entry into and compliance by the Company with all provisions of this Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any BCBS License, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, Anthem Insurance or any of their respective subsidiaries is a party or by which the Company, Anthem Insurance or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, Anthem Insurance or any of their respective subsidiaries is subject, or which affects the validity, performance or consummation of the transactions contemplated by this Agreement nor will such action result in any violation of the provisions of (x) the Articles of Incorporation or the By-Laws or similar organizational documents, as amended, of the Company, Anthem Insurance or any of their respective subsidiaries or (y) to such counsel's knowledge, any statute or any order, rule or regulation of any court or insurance regulatory agency or other governmental agency or body having jurisdiction over the Company, Anthem Insurance or any of their respective subsidiaries or any of their properties, in each case the effect of which (other than a violation of the Articles of Incorporation or the By-Laws or similar organizational documents of the Company or Anthem Insurance), individually or in the aggregate, would be either to adversely affect the validity or performance of this Agreement or to have a Material Adverse Effect;

          (xv)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

          (xvi)  To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

        (xvii)  The statements set forth in the Prospectus under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Risk Factors—Our and Trigon's investment portfolios are subject to varying economic and market conditions, as well as regulation. As a Medicare fiscal intermediary, we are subject to complex regulations. If we fail to comply with these regulations, we may be exposed to criminal sanctions and significant civil penalties. We are using the Blue Cross and Blue Shield names and marks as identifiers for our products and services under licenses from the Blue Cross Blue Shield Association. The termination of these license agreements could adversely affect our business, financial condition and results of operations."; "Business of Anthem—The Blue Cross Blue Shield License", "Business of Anthem—Regulation", "Business of Anthem—Litigation", "Business of Anthem—Other

    Contingencies" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

        (xviii)  Neither the Company, Anthem Insurance nor any of their respective subsidiaries is (A) in violation of its articles of incorporation or by-laws or similar organizational document or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any BCBS License, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), where such default could not reasonably be expected to have a Material Adverse Effect;

          (xix)  The Company, Anthem Insurance and their respective Material Subsidiaries have good and marketable title in fee simple to all material real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property, and any material real property and buildings held under lease by the Company, Anthem Insurance and their respective Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company, Anthem Insurance and their respective Material Subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company, Anthem Insurance any their respective Material Subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company, Anthem Insurance or their respective subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates); and

          (xx)  The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although he does not assume any responsibility for the accuracy and completeness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xvii) of this Section 7(d), such counsel shall also state that he has no reason to believe that the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and he does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

          In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the United States and the State of Indiana.

          (e)  The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as Goldman, Sachs & Co. reasonably request;

          (f)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, (i) Ernst & Young LLP, the independent auditors that have audited the consolidated financial statements of the Company, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex 7(f)(i) hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex 7(f)(ii) hereto) and (ii) KPMG LLP, the independent auditors that have audited the consolidated financial statements of Trigon Healthcare, Inc., shall have furnished to you a letter or letters, dated the respective dates of delivery thereof (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex 7(f)(iii) hereto);

          (g)  Neither the Company nor Anthem Insurance nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock of the Company or the long-term debt of the Company, Anthem Insurance and their respective subsidiaries, considered as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, Anthem Insurance and any of their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (h)  On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities or the financial strength or claims paying ability of the Company, Anthem Insurance or any of their respective subsidiaries by A.M. Best & Co. or any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt security or the financial strength or the claims paying ability of the Company, Anthem Insurance or any of their respective subsidiaries;

          (i)    On or after the date hereof there shall not have occurred any of the following: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of Goldman, Sachs & Co., be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the Exchange; (iii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (j)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of copies of the Prospectus on the New York Business Day next succeeding the date of this Agreement; and

          (k)  The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

  8.    (a)    The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

          (b)  Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d)  If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e)  The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

  9.    (a)    If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

          (b)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its respective officers and of the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

        11.  If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

        12.  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Legal and Administrative Officer; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

        13.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14.  Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        15.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        The Company hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        16.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        17.  The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

        If the foregoing is in accordance with your understanding, please sign and return to the Company ten (10) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
ANTHEM, INC.
		By:	Name: Title:
Accepted as of the date hereof:
Goldman, Sachs & Co. J.P. Morgan Securities Inc. Banc of America Securities LLC Fleet Securities, Inc. First Union Securities, Inc.
By:	(Goldman, Sachs & Co.)

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Fleet Securities, Inc.
First Union Securities, Inc.

Total	$

SCHEDULE II

Title of Securities:

Aggregate Principal Amount:

Price to Public:

Purchase Price by the Underwriters:

Indenture:

Maturity:

Interest Rate:

Interest Payment Dates:

Closing Date and Time of Delivery:

Office for Delivery of Securities:

Office for Payment of Securities:

ANNEX 7(c)

[B&D Opinion]

ANNEX 7(d)

[David R. Frick Opinion]

ANNEX 7(f)(i)

        Pursuant to Section 7(f) of the Underwriting Agreement, Ernst & Young LLP shall furnish letters to the Underwriters to the effect that:

          (i)    They are independent certified public accountants with respect to the Company, Anthem Insurance and their subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii)  In their opinion, the financial statements and any supplementary financial information and schedules (and pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished separately to the Representatives of the Underwriters and are attached hereto;

          (iii)  They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and are attached hereto and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (iv)  The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements of the Company for such five fiscal years;

          (v)  They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          (vi)  On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A)  (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

            (B)  any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

            (C)  the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

            (D)  any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

            (E)  as of a specified date not more than three days prior to the date of such letter, there have been any increase in the consolidated short-term or long-term debt of, or guaranteed by, or liability for life, accident and health claims, future policyholder benefits or other policy liabilities of, the Company and its subsidiaries, or investment or asset valuation reserves, or any changes in the consolidated capital stock or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (F)  for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated total premiums, administrative fees, income from continuing operations, net income or other items specified by the Representatives, or any increases in benefit or administrative expenses, or any other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

ANNEX 7(f)(ii)

[E&Y Comfort Letter]

ANNEX 7(f)(iii)

[KPMG Comfort Letter]

QuickLinks

Underwriting Agreement
SCHEDULE I
SCHEDULE II